SIX RIVERS NATIONAL BANK



                       SOLICITED BY THE BOARD OF DIRECTORS

                     FOR THE SPECIAL MEETING OF SHAREHOLDERS


                                ON MARCH 28, 2000

         The undersigned holder of common stock acknowledges receipt of a copy of the notice of special meeting of shareholders of Six Rivers National Bank and the accompanying joint proxy statement/prospectus dated February ___, 2000 and revoking any proxy heretofore given, hereby constitutes and appoints William T. Kay, Jr. and Warren L. Murphy, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of common stock of Six Rivers National Bank, a national banking association, outstanding in the name of the undersigned which the undersigned could vote if personally present and acting at the special meeting of shareholders of Six Rivers National Bank, to be held at the main office of the Bank, located at 402 "F" Street, Eureka, California, on March 28, 2000, at 10:00 a.m. or at any postponements or adjournments thereof, upon the following items as set forth in the notice of meeting and to vote according to their discretion on all matters which may be properly presented for action at the meeting or any postponements or adjournments thereof.


         UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING ITEMS:


         1. To consider and vote on a proposal to approve the Agreement and Plan of Reorganization and Merger, dated as of October 3, 1999, as amended on January 28, 2000, among North Valley Bancorp, Six Rivers National Bank and NVB Interim National Bank and the transactions contemplated by the plan of reorganization, including the merger of Six Rivers National Bank into NVB Interim National Bank.


         2. In their discretion, to transact such other business as may properly come before the special meeting or any postponements or adjournments of the special meeting.



         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 SET FORTH ABOVE. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" PROPOSAL 1 SET FORTH ABOVE.


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SHAREHOLDER(S)                                      No. of Common Shares  ______

------------------------------

------------------------------


Date: _________________,                    2000 Please date and sign exactly as
                                            your name(s) appears. When signing
                                            as attorney, executor,
                                            administrator, trustee, or guardian,
                                            please give full title. If more than
                                            one trustee, all should sign. All
                                            joint owners should sign. WHETHER OR
                                            NOT YOU PLAN TO ATTEND THIS MEETING,
                                            PLEASE EITHER DATE, SIGN AND RETURN
                                            THIS PROXY AS PROMPTLY AS POSSIBLE
                                            IN THE ENCLOSED POSTAGE-PAID
                                            ENVELOPE.

                                            I/we do [ ] or do not [ ] expect to
                                            attend this meeting.

           THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF
               DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.


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